Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25915) pertaining to the First Aviation Services Inc. Stock Incentive Plan of our report dated March 15, 1998, except for Note 13, as to which the date is April 23, 1998, with respect to the consolidated financial statements and schedule of First Aviation Services Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1998.

                                      Ernst & Young LLP

Stamford, Connecticut
April 29, 1998